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                                                                    EXHIBIT 23.3

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Regal Cinemas, Inc. on Form S-3 of our report dated March 22, 1994 on the financial statements of Litchfield Theatres, Ltd. for the year ended December 31, 1993, appearing in the Annual Report of Regal Cinemas, Inc. on Form 10-K/A for the year ended December 28, 1995 and to the reference to Deloitte & Touche LLP under the heading "Experts" in the prospectus, which is part of this Registration Statement.



/S/ Deloitte & Touche LLP

Columbia, South Carolina
April 30, 1996